UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2022

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-40432	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TUEM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

On November 29, 2022, Tuesday Morning Corporation (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-30 reverse stock split (the “Reverse Stock Split”) of the Company’s shares of common stock, $0.01 par value (the “Common Stock”). As set forth in the Amendment, the Amendment and the Reverse Stock Split will become effective at 5:00 p.m., Eastern time, on November 30, 2022.

As previously disclosed in a Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on October 21, 2022 (the “Information Statement”), the holder of 90,000,000 shares of the Common Stock, representing a majority of the outstanding Common Stock, executed a written consent in lieu of a special meeting (the “Written Consent”) approving an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the issued and outstanding Common Stock, at a ratio to be determined by the Company’s Board of Directors (the “Board”) within the range of 1-for-20 to 1-for-100. On November 28, 2022, the Board selected the 1-for-30 reverse stock split ratio for the Reverse Stock Split.

At the effective time of the Reverse Stock Split, every 30 issued and outstanding shares of the Common Stock will be combined into one share of Common Stock. Proportionate voting rights and other rights of common stockholders will not be affected by the reverse split, other than as a result of the payment for fractional shares. No fractional shares will be issued in connection with the Reverse Stock Split. As soon as practicable after the Reverse Stock Split becomes effective, the Company’s transfer agent, Computershare, Inc. (“Computershare”), will aggregate all fractional shares and arrange for them to be sold at the then prevailing prices on the open market on behalf of those stockholders who would otherwise be entitled to receive a fractional share. After completing the sale, stockholders will receive a cash payment from Computershare in an amount equal to their pro rata shares of the total net proceeds of these sales.

The Reverse Stock Split will become effective on November 30, 2022 at 5:00 p.m., Eastern time, and the Common Stock will be quoted on the Nasdaq Stock Market on a post-split basis at the open of business on December 1, 2022. The Company’s post-reverse split Common Stock will have a new CUSIP number, 89904V 200, but the par value and other terms of the Common Stock are not affected by the Reverse Stock Split. The Amendment and Reverse Stock Split does not reduce the Company’s total authorized shares of Common Stock, which remain at 200,000,000 total authorized shares of Common Stock.

The foregoing description of the Amendment and the Reverse Stock Split set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Information Statement. A copy of the Amendment is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 regarding the Amendment and Reverse Stock Split is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in Item 3.03 regarding the Written Consent, the Amendment and the Reverse Stock Split is incorporated by reference herein.

As described in the Information Statement, pursuant to the Written Consent, the majority stockholder also approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Common Stock (the “Authorized Share Increase Amendment”); provided that the Authorized Share Increase Amendment would not become effective if the Company completed a reverse stock split. As a result of the Reverse Stock Split, the Authorized Share Increase Amendment will not become effective and the Company’s total authorized shares of Common Stock will remain at 200,000,000.

Item 7.01	Regulation FD Disclosure.

On November 29, 2022, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to Amended and Restated Certificate of Incorporation.

99.1	Press Release issued November 29, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date November 29, 2022	By:	/s/ Jennyfer R. Gray
Jennyfer R. Gray
Vice President, Interim General Counsel and Corporate Secretary

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